Exhibit 99.1

Investor/Media Contact:

Mark Francois

Senior Director, Investor Relations

Alphatec Spine, Inc.

(760) 494-6610

mfrancois@AlphatecSpine.com

ALPHATEC SPINE ANNOUNCES THIRD QUARTER 2012 FINANCIAL RESULTS

CARLSBAD, CA, November 5, 2012 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., announced today financial results for the third quarter of fiscal 2012, ended September 30, 2012.

“On behalf of the entire Alphatec Spine team, I would like to extend our most sincere thoughts to our many friends whose lives have been so disrupted by Hurricane Sandy,” said Les Cross, Chairman and Chief Executive Officer of Alphatec Spine.

Mr. Cross continued, “As we discussed in our press release and conference call on October 22, 2012, a challenging spine market continued to impact our results in the third quarter. However, regardless of the spine market’s environment, I remain excited and confident about the potential for the future acceleration of Alphatec’s current revenue growth in the U.S. and internationally,” “We have a solid plan in place and I am pleased with the traction our initiatives are gaining to re-focus Alphatec as a market-driven and customer-focused organization in order to grow sales and profitability during this difficult time in the spine market. I am also pleased to have recently added a seasoned sales and marketing veteran from the spine industry, Tom McLeer, who joins Alphatec to lead our U.S. commercial operations. Our strategy is focused on:

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Accelerating Alphatec’s introduction of new and innovative products that add value to spine surgeons, hospitals and patients. We continue to seek to deliver new products through internal development and licensing opportunities;

•	Expanding our global distribution network with experienced distributors;

•	Growing our customer base of spine surgeons; and

•	Supporting our sales initiatives from the operational side of our business with ongoing improvements to our processes that reduce costs and improve our gross margin.

“With respect to new products, we recently launched two important additions to our product portfolio, including our new spinous process fixation system called BridgePoint™, and our new synthetic bone growth biologic called Alphatec NEXoss™. Additionally, we are awaiting FDA market clearance on a third device, which is an anchored, zero-profile, fully retrievable cervical interbody spacer that fills a gap in our cervical portfolio.

“With respect to new distributors and customers, the current market environment continues to provide opportunities to add new distributors and we added several in the third quarter. Importantly, the closing of the acquisition of certain assets of Phygen, LLC is imminent and should be a transformational event for Alphatec Spine. The Phygen transaction should provide us with access to a network of over 100 leading U.S. spine surgeons who formed Phygen out of a desire to seek improved treatment outcomes for spinal disorders through surgeon-inspired technology that generates unique, high-quality and cost effective products.

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“The acquisition should also enable Alphatec to collaboratively tap into the collective medical knowledge of members of the Phygen surgeon group, enhancing our product innovation and product refinement capabilities to help advance the standard of patient care in an evolving spine industry. With complementary cultures, product portfolios and distribution networks, Phygen should represent a great opportunity for Alphatec and Phygen to layer their respective products into each other’s distribution network.

“On the operational side of our business, we continue to make progress in driving additional efficiencies in our business to generate tangible improvements to our margin structure. We made significant progress in Q3 to drive lean practices throughout our U.S. supply chain.

“While I expect the Company to continue to achieve quarterly progress with our initiatives to scale Alphatec’s business, it will take time to yield meaningful and positive impacts to our revenue growth. We are building a new and stronger foundation that should strengthen future revenue growth and lower our cost structure.”

Third Quarter 2012 Financial Results

Consolidated net revenues for the third quarter of 2012 were $46.8 million, down approximately 1.6 percent compared to $47.6 million reported for the third quarter of 2011. On the basis of constant currency, net revenues in the third quarter of 2012 were approximately $47.8 million, or essentially even with the third quarter of 2011.

U.S. net revenues for the third quarter of 2012 were $31.0 million, compared to $32.7 million reported for the third quarter of 2011. U.S. net revenues were driven by strong sales of the Company’s biologics products.

International net revenues for the third quarter of 2012 were $15.9 million, compared to $14.9 million reported for the third quarter of 2011. On the basis of constant currency, international net revenues for the third quarter of 2012 were $16.8 million, up approximately 12.3 percent compared to the third quarter of 2011.

Gross profit and gross profit margin for the third quarter of 2012 were $29.6 million and 63.3 percent, respectively, compared to $30.2 million and 63.4 percent, respectively, for the third quarter of 2011. Gross profit in the third quarter of 2012 was reduced by $1.0 million for the amortization of a licensed intangible asset as part of the Cross Medical settlement described below, which offset an increase in gross profit of approximately $0.4 million related to adjustments to sales milestone accruals. Gross profit margin in the third quarter of 2012 was impacted by higher sales of biologic products and international sales, both of which typically carry lower gross profit margins compared to non-biologic sales in the U.S.

As previously reported in January 2012, the Company announced that it had reached a global settlement agreement with Cross Medical Products regarding a license agreement dispute initiated by Cross Medical and a patent infringement suit initiated by the Company. As part of the settlement, the Company agreed to pay Cross Medical $18 million. An initial payment of $5 million dollars was made in January 2012 and the Company will make thirteen payments of $1 million per quarter thereafter, starting August 1, 2012. The Company expensed $9.8 million in the fourth quarter of 2011, which was charged to operating expenses as a legal settlement adjustment. With respect to the remaining $8.2 million, $8.0 million will be recorded as a licensed intangible asset to be amortized over 2012 and the first three quarters of 2013, plus imputed interest of $0.2 million.

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Total operating expenses for the third quarter of 2012 were $31.6 million, or 67.5 percent of revenues, reflecting a decrease of approximately $1.0 million, compared to the third quarter of 2011.

GAAP Net loss for the third quarter of 2012 was $2.5 million, or ($0.03) per share (basic and diluted), compared to a net loss of $1.3 million, or ($0.01) per share (basic and diluted) for the third quarter of 2011.

Adjusted EBITDA in the third quarter of 2012 was $6.0 million, or 12.8 percent of revenues, compared to $3.5 million, or 7.3 percent of revenues reported for the third quarter of 2011. Adjusted EBITDA represents net income or loss excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation, and other non-recurring items, such as restructuring expenses, IPR&D and transaction-related expenses.

Cash and cash equivalents were $25.9 million at September 30, 2012, a $5.3 million increase from the $20.7 million reported at December 31, 2011.

2012 Financial Guidance

Financial guidance for the remainder of 2012 is as follows:

Based on the spine market’s lack of fundamental improvement, coupled with the uncertainty surrounding the impact of Hurricane Sandy on spine procedure volumes in the U.S., the Company now expects revenue for 2012 to be in a range between $189 million and $193 million, or minus 4% to minus 2% growth over 2011. Adjusted EBITDA guidance will be in the range of $18 million to $20 million.

Conference Call Information

Alphatec Spine has scheduled a conference call for today, November 5, 2012, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its third quarter 2012 financial results. The conference call ID is 46731968 and the dial-in number is (877) 556-5251. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.AlphatecSpine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq: ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven products that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its U.S. operations, the Company also markets its products in over 50 international markets through its affiliate, Scient’x S.A.S., via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa. In Latin America, the Company conducts its business through its subsidiary, Cibramed Produtos Medicos. In Japan, the Company markets its products through its subsidiary, Alphatec Pacific, Inc. In the rest of Asia and Australia, the Company sells its and Scient’x’s products through its and Scient’x’s distributors.

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Non-GAAP Information

Non-GAAP earnings and earnings per share included in this press release are non-GAAP (generally accepted accounting principles) financial measures that represents net income (loss) excluding the effects of amortization and other non-recurring or expense items, such as loss on extinguishment of debt, restructuring expenses and transaction-related expenses. Management does not consider these expenses when it makes certain evaluations of the operations of the Company. Non-GAAP earnings and earnings per share, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP. Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as severance expense and transaction-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP. Though management finds non-GAAP-based earnings or loss and EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures is limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward looking statements include references to Alphatec Spine’s 2012 revenue, adjusted EBITDA, free cash flow and earnings projections; the success of initiatives to drive global sales growth and increase margins, new product development and market success of those products; and reductions in the Company’s manufacturing costs and operating expenses. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to; the ability to close the Phygen transaction and realize the benefits of such transaction; the uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline; failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, including the products discussed in this press release; failure to successfully implement streamlining activities to create anticipated savings; failure to successfully begin in-house manufacturing of certain products; failure to obtain FDA clearance or approval for new products, including the products discussed in this press release, or unexpected or prolonged delays in the process;

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Alphatec Spine’s ability to develop and expand its U.S. and/or global revenues; continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; Alphatec Spine’s ability to compete with other competing products and with emerging new technologies; product liability exposure; failure to meet all financial obligations in the Cross Medical Settlement or its credit agreement; patent infringement claims and claims related to Alphatec Spine’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including its Annual Report Form 10-K for the year ended December 31, 2011, filed on March 5, 2012 with the Securities and Exchange Commission, as well as other filings on Form 10-Q and periodic filings on Form 8-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	September 30,	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$25,941	$20,666
Accounts receivable, net	37,565	41,711
Inventories, net	48,344	45,916
Prepaid expenses and other current assets	7,344	6,888
Deferred income tax assets	2,576	1,248

Total current assets	121,770	116,429
Property and equipment, net	31,806	31,476
Goodwill	168,499	168,609
Intangibles, net	41,063	47,144
Other assets	2,528	3,034

Total assets	$365,666	$366,692

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,529	$17,390
Accrued expenses	30,886	32,583
Deferred revenue	3,069	2,768
Current portion of long-term debt	1,720	4,396

Total current liabilities	53,204	57,137
Total long term liabilities	50,808	40,624
Redeemable preferred stock	23,603	23,603
Stockholders’ equity	238,051	245,328

Total liabilities and stockholders’ equity	$365,666	$366,692

GAAP Balance Sheet

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues	$46,839	$47,619	$143,535	$148,201
Cost of revenues	16,844	17,001	50,773	54,959
Amortization of acquired intangible assets	362	411	1,114	1,223

Total cost of revenues	17,206	17,412	51,887	56,182

Gross profit	29,633	30,207	91,648	92,019
Operating expenses:
Research and development	3,216	3,858	11,003	13,653
Sales and marketing	17,778	19,145	55,843	57,065
General and administrative	9,758	8,627	28,714	26,707
Amortization of acquired intangible assets	491	545	1,574	1,629
Transaction related costs	364	—	364	—
Restructuring expenses	—	394	—	993

Total operating expenses	31,607	32,569	97,498	100,047

Operating loss	(1,974)	(2,362)	(5,850)	(8,028)
Interest and other income (expense), net	(533)	(475)	(5,013)	(1,231)

Loss from continuing operations before taxes	(2,507)	(2,837)	(10,863)	(9,259)
Income tax benefit	(38)	(1,533)	(759)	(3,044)

Net loss	$(2,469)	$(1,304)	$(10,104)	$(6,215)

Net loss per common share:
Basic and diluted net loss per share	$(0.03)	$(0.01)	$(0.11)	$(0.07)

Weighted-average shares - basic and diluted	89,503	88,829	89,222	88,757

GAAP Income Statement

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts - unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating loss, as reported	$(1,974)	$(2,362)	$(5,850)	$(8,028)
Add back:
Depreciation	3,542	3,671	10,536	11,105
Amortization of intangible assets	1,405	330	4,199	982
Amortization of acquired intangible assets	853	956	2,688	2,852

Total EBITDA	3,826	2,595	11,573	6,911
Add back significant items:
Stock-based compensation	1,000	480	2,210	1,928
Acquisition-related inventory step-up	—	—	—	751
Transaction related expenses	364	—	364	—
Restructuring and other expenses	793	394	793	993

EBITDA, as adjusted for significant items	$5,983	$3,469	$14,940	$10,583

Net loss, as reported	$(2,469)	$(1,304)	$(10,104)	$(6,215)
Add back:
Acquisition-related inventory step-up	—	—	—	751
Amortization of acquired intangible assets	853	956	2,688	2,852
Amortization of intangible assets	1,405	330	4,199	982
Loss on extinguishment of debt	—	—	2,910	—
Transaction related expenses	364	—	364	—
Restructuring and other expenses	793	394	793	993

Net loss, as adjusted for significant items	$946	$376	$850	$(637)

Net loss per common share - basic and diluted	$(0.03)	$(0.01)	$(0.11)	$(0.07)
Add back:
Acquisition-related inventory step-up	—	—	—	0.01
Amortization of acquired intangible assets	0.01	0.01	0.03	0.03
Amortization of intangible assets	0.02	0.00	0.05	0.01
Loss on extinguishment of debt	—	—	0.03	—
Transaction related expenses	0.00	—	0.00	—
Restructuring and other expenses	0.01	0.00	0.01	0.01

Net loss per common share - basic and diluted, as adjusted for significant items	$0.01	$0.00	$0.01	$(0.01)

Weighted-average shares - basic and diluted	89,503	88,829	89,222	88,757

Non-GAAP

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended September 30,		% Change	Impact from Foreign Currency
	2012	2011
Revenues by geographic segment
U.S.	$30,980	$32,674	-5.2%	0.0%
International	15,859	14,945	6.1%	-5.5%

Total revenues	$46,839	$47,619	-1.6%	-1.9%

Gross profit by geographic segment
U.S.	$21,360	$22,248
International	8,273	7,959

Total gross profit	$29,633	$30,207

Gross profit margin by geographic segment
U.S.	68.9%	68.1%
International	52.2%	53.3%

Total gross profit margin	63.3%	63.4%

	Nine Months Ended September 30,		% Change	Impact from Foreign Currency
	2012	2011
Revenues by geographic segment
U.S.	$96,430	$101,073	-4.6%	0.0%
International	47,105	47,128	0.0%	-3.7%

Total revenues	$143,535	$148,201	-3.1%	-1.2%

Gross profit by geographic segment
U.S.	$66,785	$68,357
International	24,863	23,662

Total gross profit	$91,648	$92,019

Gross profit margin by geographic segment
U.S.	69.3%	67.6%
International	52.8%	50.2%

Total gross profit margin	63.9%	62.1%

Footnotes:

1)	The impact from foreign currency represents the percentage change in 2012 revenues due to the change in foreign exchange rates for the periods presented.

Segments